Exhibit 23.2

January 10, 2023
Executive Towers West I
1431 Opus Place, Suite 210
Downers Grove, Illinois 60515
USA

Tel: 630-968-5400
Fax: 630-968-5401
weir@weirintl.com

CONSENT OF WEIR INTERNATIONAL, INC.

With respect to the SEC filings by Ramaco Resources, Inc. (the “Company”), including but not limited to its Annual Report on Form 10-K, as amended, for the year ended December 31, 2021, Weir International, Inc., as independent mining engineers and geologists, hereby consents to the use of information contained in the Technical Report Summaries for each of the Elk Creek and Berwind Complexes, dated November 22, 2022, as well as the Initial Assessment for the RAM Mine, dated February 7, 2022 and incorporation by reference of such information in the Company’s Registration Statements on Form S-8 (File No. 333-215913) and Form S-3 (File No. 333-261228). We also consent to the reference to Weir International, Inc. in those filings and any amendments thereto.

WEIR INTERNATIONAL, INC.

/s/ Fran X. Taglia
Fran X. Taglia
President